Thoratec® Reports First Quarter 2014 Results

-Revenue of $125.7 million for the first quarter of 2014

-GAAP net income per diluted share of $0.32, and non-GAAP income per net diluted share of $0.41

-Company reiterates 2014 guidance for revenue of $520 million to $535 million and net income per diluted share of $1.28-1.38 on a GAAP basis and $1.72-1.82 on a non-GAAP basis

PLEASANTON, Calif., May 6, 2014 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support (MCS) therapies to save, support and restore failing hearts, today reported its financial results for the first quarter of 2014.

"Our operational and financial progress in the first quarter provides a solid foundation for a successful 2014," said Gary F. Burbach, President and Chief Executive Officer. "Performance in the quarter was driven by continued growth in HeartMate II, along with exceptional results in our CentriMag acute product line," he added.

For the quarter ended March 29, 2014, Thoratec reported revenues of $125.7 million, a seven percent increase versus revenues of $117.7 million in the same period a year ago. Net income on a GAAP basis was $18.2 million, or $0.32 per diluted share, compared to GAAP net income of $18.2 million, or $0.31 per diluted share, in the same period last year. Non-GAAP net income, which is described later in this press release, was $23.7 million, or $0.41 per diluted share in the first quarter of 2014, compared to non-GAAP net income of $24.0 million, or $0.41 per diluted share, in the first quarter of 2013.

"We remain excited about upcoming pipeline opportunities with HeartMate III and HeartMate PHP, both of which we anticipate will begin clinical trials in the near future," Burbach commented. "We continue to expect that our attractive end market opportunity combined with technological innovation will drive strong future growth."

First Quarter of 2014 Financial Results

Thoratec reported revenues of $125.7 million in the first quarter of 2014. The HeartMate product line contributed $110.0 million, an increase of seven percent, driven by expansion of our international business, while the CentriMag product line contributed $13.0 million.

GAAP gross margin in the first quarter of 2014 was 68.2 percent compared to 70.2 percent in the same quarter last year. Non-GAAP gross margin, described later in this press release, was 69.5 percent compared to 72.1 percent in the same quarter last year. The decrease in GAAP and non-GAAP gross margin was due primarily to inventory-related charges and manufacturing variances, in part offset by favorable product mix. In addition, GAAP gross margin was positively affected by lower intangible assets amortization expense.

GAAP operating expenses in the first quarter of 2014 were $58.8 million compared to $59.3 million in the same quarter last year. Non-GAAP operating expenses, described later in this press release, were $52.3 million compared to $52.8 million in the same quarter last year. The decrease in both GAAP and non-GAAP operating expenses was primarily due to timing of project-related and other administrative expenses offset by higher personnel costs.

The company's GAAP effective tax rate in the first quarter of 2014 was 32.6 percent versus 25.9 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 32.8 percent versus 27.9 percent in the same period last year. The increase in both the GAAP and non-GAAP effective tax rates was primarily due to the lack of federal R&D credits in the absence of enacted legislation.

Cash and investments were $299.4 million as of March 29, 2014, compared to $310.0 million as of December 28, 2013. The company repurchased $13.5 million of stock during the first quarter of 2014.

GUIDANCE

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below.

The company reiterates fiscal 2014 guidance for revenues in a range of $520 million to $535 million and net income per diluted share of $1.28 to $1.38 on a GAAP basis and $1.72 to $1.82 on a non-GAAP basis. Gross margin is expected to be approximately 70 percent on a GAAP basis and 71 percent on a non-GAAP basis. We expect the effective tax rate to be approximately 32 percent on both a GAAP and non-GAAP basis.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-4824, passcode 6338556. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, May 13, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 6338556.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, and non-GAAP net income per diluted share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec's core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax-effected impact of share-based compensation expense, the amortization of purchased intangible assets, and acquisition-related contingent consideration adjustments.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense and the amortization of purchased intangible assets.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, the amortization of purchased intangible assets, and acquisition-related contingent consideration adjustments.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Thoratec management has excluded acquisition-related contingent consideration adjustments from GAAP results to allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP condensed consolidated balance sheets as of March 29, 2014 and December 28, 2013:

THORATEC CORPORATION
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 29, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 108,653	$ 139,099
Short-term available-for-sale investments	186,535	166,691
Receivables, net of allowances of $2,396 in 2014 and $2,163 in 2013	77,220	71,418
Inventories	59,345	60,293
Deferred tax assets	15,161	15,161
Income tax receivable	9,781	5,733
Prepaid expenses and other assets	8,196	7,272
Total current assets	464,891	465,667
Property, plant and equipment, net	55,084	55,163
Goodwill	207,026	205,764
Purchased intangible assets, net	34,593	36,403
Long-term available-for-sale investments	4,247	4,234
Other long-term assets	23,301	24,476
Total Assets	$ 789,142	$ 791,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 15,923	$ 17,599
Accrued compensation	17,942	22,759
Contingent liabilities, current portion	9,189	6,962
Other accrued liabilities	29,989	27,001
Total current liabilities	73,043	74,321
Long-term deferred tax liability	1,876	2,224
Other long-term liabilities	12,317	12,105
Contingent liabilities, non-current portion	26,728	36,384
Total Liabilities	113,964	125,034
Shareholders' equity:
Common shares: no par, authorized 100,000; issued and outstanding 56,885 in 2014 and 56,904 in 2013	-	-
Additional paid-in-capital	625,085	621,589
Retained earnings	62,548	57,587
Accumulated other comprehensive loss	(12,455)	(12,503)
Total Shareholders' Equity	675,178	666,673
Total Liabilities and Shareholders' Equity	$ 789,142	$ 791,707

The following table includes the GAAP income statement for the three months ended March 29, 2014 and March 30, 2013:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 29, 2014	March 30, 2013

Product sales	$ 125,697	$ 117,725
Cost of product sales	40,026	35,073
Gross profit	85,671	82,652
Operating expenses:
Selling, general and administrative	35,501	34,745
Research and development	23,339	24,513
Total operating expenses	58,840	59,258
Income from operations	26,831	23,394
Other income and (expense):
Interest expense	(0)	(4)
Interest income and other	247	1,117
Income before income taxes	27,078	24,507
Income tax expense	(8,839)	(6,337)
Net income	$ 18,239	$ 18,170

Net income per share- Basic:	$ 0.32	$ 0.32

Net income per share- Diluted:	$ 0.32	$ 0.31

Shares used to compute net income per share:
Basic	56,840	57,486
Diluted	57,666	58,507

The following table presents our quarterly revenues by source for the first quarter of 2014 and the full year 2013:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	March 29, 2014	December 28, 2013	September 28, 2013	June 29, 2013	March 30, 2013

Revenue by Product Line
HeartMate	$ 110.0	$ 113.0	$ 112.8	$ 115.7	$ 102.9
CentriMag (1)	13.0	11.0	10.4	11.5	10.4
PVAD & IVAD	2.3	3.4	2.6	2.7	3.8
Other	0.4	0.8	0.6	0.6	0.6
Total	$ 125.7	$ 128.2	$ 126.4	$ 130.5	$ 117.7

Revenue by Category
Pump	$ 89.3	$ 90.4	$ 87.1	$ 93.5	$ 84.3
Non-Pump	36.0	37.0	38.7	36.4	32.8
Other	0.4	0.8	0.6	0.6	0.6
Total	$ 125.7	$ 128.2	$ 126.4	$ 130.5	$ 117.7

Revenue by Geography
United States	$ 95.6	$ 99.8	$ 99.6	$ 98.8	$ 92.3
International	30.1	28.4	26.8	31.7	25.4
Total	$ 125.7	$ 128.2	$ 126.4	$ 130.5	$ 117.7

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly HeartMate II pump units by geography for the first quarter of 2014 and the full year 2013:

THORATEC CORPORATION
Quarterly Heartmate II Pump Units (1)
(Unaudited)

	Three Months Ended
Units by Geography	March 29, 2014	December 28, 2013	September 28, 2013	June 29, 2013	March 30, 2013
United States	701	733	713	748	689
International	263	240	241	277	205
Total	964	973	954	1,025	894

(1) Excludes CentriMag, PediMag/PediVAS and PVAD/IVAD units

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
Net income reconciliation	March 29, 2014	March 30, 2013

Net income on a GAAP basis	$ 18,239	$ 18,170
Share-based compensation expense:
- Cost of product sales	621	571
- Selling, general and administrative	4,025	3,683
- Research and development	2,136	1,913
Amortization of purchased intangibles:
- Cost of product sales	1,013	1,714
- Selling, general and administrative	760	751
- Research and development	132	82
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	1,088	-
- Research and development	(1,555)	-
Income tax effect of non-GAAP adjustments	(2,747)	(2,929)
Net income on a non-GAAP basis	$ 23,712	$ 23,955

	Three Months Ended
Diluted net income per share reconciliation	March 29, 2014	March 30, 2013

Diluted net income per share on a GAAP basis	$ 0.32	$ 0.31
Share-based compensation expense:
- Cost of product sales	0.01	0.01
- Selling, general and administrative	0.07	0.07
- Research and development	0.04	0.03
Amortization of purchased intangibles:
- Cost of product sales	0.02	0.03
- Selling, general and administrative	0.01	0.01
- Research and development	0.00	0.00
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	0.02
- Research and development	(0.03)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)
Diluted net income per share on a non-GAAP basis	$ 0.41	$ 0.41

	Three Months Ended
	March 29, 2014	March 30, 2013
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP and non-GAAP	57,666	58,507

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended
	March 29, 2014		March 30, 2013

Gross profit on a GAAP basis	$ 85,671	68.2%	$ 82,652	70.2%
Share-based compensation expense	621		571
Amortization of purchased intangibles	1,013		1,714
Gross profit on a non-GAAP basis	$ 87,305	69.5%	$ 84,937	72.1%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended
	March 29, 2014	March 30, 2013

Operating expenses on a GAAP basis	$ 58,840	$ 59,258
Share-based compensation expense:
- Selling, general and administrative	(4,025)	(3,683)
- Research and development	(2,136)	(1,913)
Amortization of purchased intangibles:
- Selling, general and administrative	(760)	(751)
- Research and development	(132)	(82)
Acquisition-related contingent consideration adjustments:
- Selling, general and administrative	(1,088)	-
- Research and development	1,555	-
Operating expenses on a non-GAAP basis	$ 52,254	$ 52,829

The following table reconciles the GAAP tax expense for the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended
	March 29, 2014		March 30, 2013

Tax expense on a GAAP basis	$ 8,839	32.6%	$ 6,337	25.9%
Share-based compensation expense	2,279		2,034
Amortization of purchased intangibles	648		895
Acquisition-related contingent consideration adjustments	(180)		-
Tax expense on a non-GAAP basis	$ 11,586	32.8%	$ 9,266	27.9%

The following table reconciles guidance for gross margin and tax-effected net income per diluted share on a GAAP and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year 2014

Gross margin on a GAAP basis		70.0%
Amortization of purchased intangibles		0.7%
Share-based compensation expense		0.3%
Gross margin on a non-GAAP basis		71.0%

Net income per diluted share reconciliation	For the Fiscal Year 2014
	From		To

Net income per diluted share on a GAAP basis	$ 1.28		$ 1.38
Acquisition-related contingent consideration adjustments	0.01		0.01
Share-based compensation expense	0.33		0.33
Amortization of purchased intangibles	0.09		0.09
Tax rate effect on non-GAAP earnings	0.01		0.01
Net income per diluted share on a non-GAAP basis	$ 1.72		$ 1.82

Shares used in calculation of net income per diluted share - GAAP and Non-GAAP	57,800		57,800

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP, PVAD, IVAD and Pocket Controller are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

DuraHeart is a registered trademark of Terumo Corporation.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2014 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "should," "hopes," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address quality issues adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Neil Meyer, Director of Investor Relations, Thoratec Corporation, (925) 738-0029